UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
On June 15, 2023, Ascend Wellness Holdings, Inc. (the “Company”) entered into a subscription agreement for a private placement offering of an aggregate of 9,859,155 shares of the Company’s Class A common stock, $0.001 par value per share, (the “Shares”) to a single investor at a purchase price of $0.71 per share, generating an aggregate of $7,000,000 in gross proceeds to the Company (the “Private Placement”). No underwriting discounts or commissions are expected to be paid with respect to such sale.
The Company intends to use the net proceeds from the Private Placement to pursue potential acquisitions of debt or equity in, or the assets of, certain companies in the cannabis industry consistent with the Company’s current business strategy.
The Company intends to issue the Shares pursuant to the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Company is relying on this exemption from registration based in part on the nature of the transaction and the various representations made by the investor.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.
June 16, 2023	/s/ Daniel Neville
Daniel Neville Chief Financial Officer (Principal Financial Officer)
2